As filed with the Securities and Exchange Commission on August 10, 1998.

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               DONEGAL GROUP INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     23-2424711
          ------------                                 --------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

        1195 River Road
      Marietta, Pennsylvania                            17547
     ------------------------                          --------
(Address of Principal Executive Offices)              (Zip Code)

                              --------------------

                               DONEGAL GROUP INC.
          AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN FOR DIRECTORS
          --------------------------------------------------------------
                            (Full title of the plan)

                              --------------------

                               Donald H. Nikolaus
                      President and Chief Executive Officer
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                       ---------------------------------
                     (Name and address of agent for service)

                                 (717) 426-1931
                       ----------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                              --------------------

                                    Copy to:
                            Kathleen M. Shay, Esquire
                          Duane, Morris & Heckscher LLP
                                One Liberty Place
                           Philadelphia, PA 19103-7396

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        Proposed                 Proposed
  Title of securities         Amount to be          maximum offering         maximum aggregate           Amount of
   to be registered          registered (1)        price per share(2)        offering price(2)       registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,
 par value $1.00             107,200 shares              $17.00                 $1,822,400                 $538
========================================================================================================================


(1) This registration statement also registers such additional shares as may be required to be issued under the Donegal Group Inc. Amended and Restated 1996 Equity Incentive Plan for Directors (the "Plan") in the event of a stock dividend, reverse stock split, split-up, reclassification and/or other similar event.

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market on August 6, 1998.

Introductory Statement Pursuant to General Instruction E to Form S-8

         The shares being registered hereunder constitute an additional 107,200 shares of Common Stock of Donegal Group Inc. (the "Company") reserved for issuance under the Company's Amended and Restated 1996 Equity Incentive Plan for Directors (the "Plan"). The 90,000 shares of the Company's Common Stock previously reserved for issuance under the Plan were registered under the Securities Act of 1933 on Registration Statement No. 333-26693 on Form S-8. The number of shares reserved for issuance under the Plan and registered under Registration Statement No. 333-26693 were increased to 119,600 shares pursuant to Rule 416(a) under the Securities Act of 1933 by reason of a four-for-three stock split, effected in the form of a 33 1/3% stock dividend, paid on the Company's Common Stock in July 1997 and were increased to 159,466 shares pursuant to Rule 416(a) under the Securities Act of 1933 by reason of a four-for-three stock split, effected in the form of a 33 1/3% stock dividend, paid on the Company's Common Stock in June 1998. Pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities hereunder for issuance under the Plan, the contents of the Company's Registration Statement No. 333-26693 are incorporated herein by reference.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 5.  Interests of Named Experts and Counsel.

           The consolidated financial statements and schedules of Donegal Group Inc. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

           The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania. As of June 30, 1998, partners of Duane, Morris & Heckscher LLP and its affiliates beneficially owned 14,442 shares of the Company's outstanding Common Stock. As of June 30, 1998, Donegal Mutual Insurance Company, a Pennsylvania mutual insurance company, was the holder of 4,724,499 shares of the Company's outstanding Common Stock, or approximately 58.2% of the Company's outstanding Common Stock. Frederick W. Dreher, a partner of Duane, Morris & Heckscher LLP, is a director of Donegal Mutual Insurance Company.


Item 8.  Exhibits.

(4) Donegal Group Inc. Amended and Restated 1996 Equity Incentive Plan for Directors (incorporated herein by reference to Exhibit (10)(G) in the Company's Form 10-K Report for the year ended December 31, 1997).

(5)     Opinion of Duane, Morris & Heckscher LLP.

(23)(A) Consent of Duane, Morris & Heckscher LLP (included in its opinion filed as Exhibit 5).

(23)(B) Consent of KPMG Peat Marwick LLP.

(24)    Power of Attorney (included on the signature pages hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania on August 10, 1998.

                                              DONEGAL GROUP INC.


                                              By: /s/ Donald H. Nikolaus
                                                  ----------------------------
                                                  Donald H. Nikolaus, President


         Know all men by these presents, that each person whose signature appears below constitutes and appoints Donald H. Nikolaus and Ralph G. Spontak, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                                    Title                         Date
---------                                                    -----                         ----

/s/ C. Edwin Ireland                         Chairman of the Board and a Director          August 10, 1998
------------------------------------
C. Edwin Ireland

/s/ Donald H. Nikolaus                             President and a Director                August 10, 1998
------------------------------------             (principal executive officer)
Donald H. Nikolaus

/s/ Ralph G. Spontak                        Senior Vice President, Chief Financial         August 10, 1998
------------------------------------                 Officer and Secretary
Ralph G. Spontak                                   (principal financial and
                                                      accounting officer)

Signature                                                    Title                         Date
----------                                                   -----                         ----
/s/ Patricia A. Gilmartin                                  Director                        August 10, 1998
-------------------------
Patricia A. Gilmartin

/s/ Philip H. Glatfelter, II                               Director                        August 10, 1998
-----------------------------
Philip H. Glatfelter, II

-------------------------                                  Director                        August  , 1998
R. Richard Sherbahn

/s/ Thomas J. Finley, Jr.                                  Director                        August 10, 1998
-------------------------
Thomas J. Finley, Jr.

-------------------------                                  Director                        August  , 1998
Robert S. Bolinger

                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-K)



Exhibit No.                Exhibit                                                                    Reference
-----------                -------                                                                    ---------
(4)               Donegal Group Inc. Amended and Restated 1996 Equity                              *
                  Incentive Plan for Directors.

(5)               Opinion of Duane, Morris & Heckscher LLP.                                          Filed herewith

(23)(A) Consent of Duane, Morris & Heckscher LLP (included in its opinion filed as Exhibit 5).

(23)(B)           Consent of KPMG Peat Marwick LLP.                                                 Filed herewith

(24)              Power of Attorney (see page II-2 of this Registration
                  Statement).



* Such exhibit is hereby incorporated by reference to Exhibit (10)(G) in the Company's Form 10-K Report for the year ended December 31, 1997.